                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      Network Equipment Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                                     [LOGO]

                            6530 Paseo Padre Parkway
                            Fremont, California 94555

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 August 14, 2001

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Network Equipment Technologies, Inc., doing business as net.com (hereinafter "net.com" or the "Company"), a Delaware corporation, will be held on Tuesday, August 14, 2001, at 10:00 a.m., local time, at the principal offices of net.com, 6530 Paseo Padre Parkway, Fremont, California, for the following purposes:

      1. To elect Dixon R. Doll, Peter Sommerer and Hans A. Wolf as Class II Directors to serve for the term specified in the accompanying Proxy Statement and until their successors are elected and qualified.

      2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of net.com for the fiscal year ending March 31, 2002.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on June 15, 2001 are entitled to notice of and to vote at the Meeting and at any continuation or adjournment of the Meeting.

                                           By order of the Board of Directors,


                                           /s/ Hubert A.J. Whyte
                                           -------------------------------------
                                           HUBERT A.J. WHYTE
                                           President and Chief Executive Officer

Fremont, California
July 6, 2001

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                     [LOGO]

                            6530 Paseo Padre Parkway
                            Fremont, California 94555

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                                   To Be Held
                                 August 14, 2001

      The enclosed Proxy is solicited by the Board of Directors of Network Equipment Technologies, Inc., doing business as net.com (hereinafter "net.com" or the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on August 14, 2001 (the "Annual Meeting" or "Meeting"), at the principal offices of net.com located at 6530 Paseo Padre Parkway, Fremont, California 94555 and at any postponement or adjournment of this Meeting. Stockholders of record on June 15, 2001 will be entitled to notice of and to vote at the Annual Meeting.

      net.com intends to mail this Proxy Statement and accompanying Proxy Card (the "Proxy"), together with the Annual Report to stockholders, on approximately July 12, 2001. On June15, 2001, there were outstanding and entitled to vote 21,972,002 shares of the Common Stock of net.com ("Common Stock").

Voting

      By properly marking, dating, signing and returning the enclosed Proxy Card, the shares represented on the card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. Ratification of the appointment of the independent auditor for the Company will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting. For this proposal, abstentions by stockholders are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether that matter has been approved by stockholders.

      Any person giving a Proxy has the power to revoke it at any time before its exercise at the Annual Meeting by delivering to the Secretary of net.com at 6530 Paseo Padre Parkway, Fremont, California 94555, a written revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

      net.com will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation materials furnished to stockholders. net.com does not presently intend to solicit Proxies other than by mail. net.com reserves the right to have an outside solicitor conduct the solicitation of Proxies and to pay the solicitor for its services.

--------------------------------------------------------------------------------

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

Election of Directors

      The Certificate of Incorporation of net.com provides for a classified Board of Directors. The Board is divided into three classes, designated as Class I, Class II and Class III. The respective current terms for each of these three classes expire at the 2003, 2001 and 2002 Annual Meetings of Stockholders. Under the Bylaws of net.com, the Board may consist of between five and eight Directors, the exact number of Directors to be determined by the Board within the specified limits. The number of Directors is currently set at seven.

      The nominees for Class II Directors are Dixon R. Doll, Peter Sommerer and Hans A. Wolf. They have agreed to serve if elected, and management has no reason to believe that Messrs. Doll, Sommerer and Wolf will be unable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for Messrs. Doll, Sommerer and Wolf. If any nominee is unwilling or unable to serve as a director, proxies may be voted for a substitute designated by the present Board of Directors. The three candidates receiving the highest number of the votes of the shares entitled to vote at the Annual Meeting will be elected Class II Directors of net.com. The recipients of the highest number of the votes in favor of their election will hold office until the Annual Meeting of Stockholders in the year 2004 and until a successor, if any, is elected or appointed, or until death, resignation or removal.

Directors

      Set forth below is information regarding the Directors of net.com, including nominees for Director, Messrs. Doll, Sommerer and Wolf.

                                                                  Class and
                                                Director         Year Current
      Name of Nominee                  Age       Since           Term Expires
                                       ---       -----           ------------

      Dixon R. Doll ..............      58        1984          Class II-2001*
      Peter Sommerer .............      52        2000          Class II-2001*
      Hans A. Wolf ...............      72        1992          Class II-2001*

      Name of Incumbent

      David R. Laube .............      53        2001          Class I - 2003
      Hubert A. J. Whyte .........      50        1999          Class I - 2003
      James K. Dutton ............      67        1995          Class III - 2002
      Thomas Rambold .............      54        2001          Class III - 2002


----------
*     Upon re-election, their terms will expire in 2004.

      Dixon R. Doll has been a Director of net.com since April 1984. In December 1996, he founded Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets, where he serves as Managing General Partner. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. From September 1985 to September 1994, Dr. Doll was a partner of Accel Partners, a private venture capital firm. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and Ph.D. degrees in electrical engineering from the University of Michigan. Dr. Doll is also a Director of Zamba, Inc., a public company, and of several privately held companies.

      James K. Dutton has been a Director of net.com since October 1995. He is a retired business executive. Currently Mr. Dutton serves as a Director of ECCS, Inc., a public company.

      David R. Laube has been a Director of net.com since April 2001. He is currently executive in residence for the school of business at the University of Colorado-Denver. He is also active in consulting in the fields of telecommunications and information technology. Prior to July 2000, Mr. Laube spent 17 years as a senior executive at U S WEST. Over his last five years at U S WEST, Mr. Laube was the Vice President and Chief Information Officer, leading the largest Information Technologies organization in Colorado. Mr. Laube is a Phi Beta Kappa graduate of the University of Washington with a Bachelor of Arts in finance and holds an MBA from the Wharton School of Business at the University of Pennsylvania. He also serves on the board of directors of Carrier Access Corporation, Computone Corporation and Avalanche Technology.

      Thomas Rambold has been a Director of net.com since April 2001. In November 2000, he founded and is currently the CEO of DESS Consulting, a Munich, Germany company which provides consulting services for start-up companies in North America, Europe and Asia and for service providers in all global regions. DESS is heavily involved in the restructuring of companies, sales channels and businesses. From 1979 until November 2000, Mr. Rambold held several senior management positions with Siemens AG, most recently as Chief Technology Officer for Information & Communication Networks. He also served as Head of the Broadband Networks Business Unit from 1995 to 1999. Mr. Rambold headed the Data/IP business unit globally from 1998 to 1999 and had the responsibility for architecting Unisphere. Mr. Rambold is a summa cum laude graduate of the Technical University at Munich with a Master's degree in electrical engineering. He is a member of the board of directors of several privately held companies in North America and Europe.

      Peter Sommerer has served as a Director of net.com since April 2000. He is the founder and currently the Chairman of Goodcontacts, an internet-based contact management service based in Ontario, Canada. From 1998 to 2000, Mr. Sommerer was Chairman of Coventus, an internet-based service for business travelers, also based in Ontario, Canada. Mr. Sommerer founded Vienna Systems, a leading vendor of voice over IP products, and served as Chairman from 1995 to 1998. Vienna Systems was acquired by Nokia in 1998. In the early 1990's Mr. Sommerer was Vice Chairman, President and Chief Operating Officer of Newbridge Networks Corporation, now part of Alcatel. Prior to Newbridge, Mr. Sommerer served in a number of technical, administrative and general management roles at Mitel Corporation and ITT Austria, now also part of Alcatel. Mr. Sommerer currently serves on the board of directors of Nuvo Networks and several privately held companies.

      Hubert A.J. Whyte has served as a Director of net.com since June 1, 1999, when he joined net.com as its President and Chief Executive Officer. From 1994 until he joined net.com, Mr. Whyte served as President and CEO of Advanced Computer Communications ("ACC"). Prior to joining ACC, Mr. Whyte served as Vice President and General Manager of the Access Products unit of Newbridge Networks Corporation. Earlier in his career, Mr. Whyte gained industry experience with British Telecom, Ericsson, Shell Oil, Business Intelligence Services, Mitel and Siemens.

      Hans A. Wolf has served as a Director of net.com since August 1992. On December 31, 1992 Mr. Wolf retired as Vice Chairman of the Board of Syntex Corporation, a worldwide pharmaceutical company, and later in December 1993 he retired from the Syntex Board of Directors. He headed several of Syntex's business units and served as Chief Administrative Officer from 1975 until his retirement. Previously, Mr. Wolf spent 20 years at Texas Instruments where he held a number of positions, including Vice President and Treasurer. Mr. Wolf is Chairman of the Board of Tab Products Co., which is a public company.

Stock Ownership of Five Percent Stockholders, Directors, and Executive Officers

      The following table sets forth certain information as of June 1, 2001 (except as otherwise noted), regarding ownership of net.com's Common Stock by
(i) each person known by net.com to be the beneficial owner of five percent (5%) or more of net.com's Common Stock, (ii) each Director and nominee, (iii) each current Executive Officer of net.com who is also named in the Summary Compensation Table ("Named Executive Officer"), and (iv) Directors of net.com as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Five Percent (5%) Stockholders,                                           Approximate
   Directors, Named Executive                                            Percentage of
  Officers, and all Directors                              Number of      Outstanding
and Executive Officers as a Group                           Shares           Shares
---------------------------------                           ------           ------
State of Wisconsin Investment Board (1) .............      2,878,900          13.1%
P. O. Box 7842
Madison, WI 53707

John K. Nelson (2) ..................................      1,895,075           8.6%
c/o R. Eliot King & Associates Incorporated
3000 Sand Hill Road, #2-245
Menlo Park, CA 94025

Heartland Advisors, Inc. (3) ........................      1,667,300           7.6%
789 N. Water Street
Milwaukee, WI 53202

Dimensional Fund Advisors, Inc. (4) .................      1,625,650           7.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Leroy C. Kopp (5) ...................................      1,097,800           5.0%
c/o Kopp Investment Advisors, Inc.
7701 France Avenue South, Suite 500
Edina, MN 55435

John Batty (6) ......................................         61,620             *

Dixon R. Doll (7) ...................................        201,127             *

James K. Dutton (8) .................................         66,554             *

Craig W. Forbes (9) .................................         47,958             *

Hans Kramer (10) ....................................         67,963             *

David R. Laube ......................................              0             *

Thomas Rambold ......................................              0             *

Andrew G. Sceats (11) ...............................         18,125             *

Peter Sommererer (12) ...............................          5,333             *

Hubert A.J. Whyte (13) ..............................        307,964           1.4%

Hans A. Wolf (14) ...................................        103,830             *

All Executive Officers and Directors as a group as of
June 1, 2001 (eleven persons) (15) ..................        880,474           3.8%

*     Represents less than 1% of the outstanding shares.

------------------------------------

(1) This information was acquired from publicly available information filed with the Securities and Exchange Commission ("SEC") as of February 9, 2001. Based on this filing, net.com believes that the State of Wisconsin Investment Board has sole voting and sole dispositive power as to all of the shares.

(2) This information was acquired from publicly available information filed with the SEC as of February 7, 2001. Based on this filing, net.com believes that Mr. John K. Nelson has sole voting and dispositive power as to 205,125 of such shares, shared voting power as to 1,334,850 of such shares and shared dispositive power as to 1,689,950 of such shares. Includes the 1,689,950 shares reported as beneficially owned by R. Eliot King & Associates Incorporated which has shared voting power as to 1,334,850 of such shares and shared dispositive power as to 1,689,950 of such shares.

(3) This information was acquired from publicly available information filed with the SEC as of January 23, 2001. Based on this filing, net.com believes that Heartland Advisors, Inc. has sole voting power as to 1,046,000 of such shares and sole dispositive power as to 1,667,300 of such shares.

(4) This information was acquired from publicly available information filed with the SEC as of February 2, 2001. Based on this filing, net.com believes that Dimensional Fund Advisors, Inc. has sole voting and sole dispositive power with respect to all of the shares shown opposite its name.

(5) This information was acquired from publicly available information filed with the SEC as of January 30, 2001. Based on this filing, net.com believes that Mr. Kopp has sole voting and sole dispositive power as to 670,000 of the shares. Includes 427,800 shares which are reported as beneficially owned by Kopp Holding Company (which is wholly owned by Mr.
      Kopp) and beneficially owned by Kopp Investment Advisors, Inc. (which is wholly owned by Kopp Holding Company). Kopp Investment Advisors, Inc. reports that it has sole voting power as to 130,000 of such shares, sole dispositive power as to 110,000 of such shares and shared dispositive power as to 317,800 of such shares (which 317,800 shares Kopp Investment Advisors, Inc. reports it exercises investment discretion but is not the owner).

(6) Includes 56,250 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(7) Includes the following shares as to which Dr. Doll disclaims beneficial ownership: 200 shares owned by a son and 4,800 shares owned by International Synergies, Ltd., a corporation in which Dr. Doll has a beneficial interest. Includes 114,330 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(8) Includes 62,554 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(9) Includes 43,167 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(10) Includes 63,930 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options

(11) Includes 18,125 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(12) Includes 5,333 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(13) Includes 302,082 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(14) Includes 103,330 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

(15) See notes (6) through (14) above. Includes 769,101 shares issuable within 60 days of June 1, 2001, upon exercise of outstanding options.

Board Committees, Meetings, and Remuneration

      There are currently two committees of the Board: the Audit Committee and the Compensation Committee ("Committees" or "Committee"). Compensation is paid and stock options are granted to members of the Audit and Compensation Committees, all of whom are non-employee Directors. Audit Committee members are Messrs. Doll, Dutton, Sommerer and Wolf. Compensation Committee members are Messrs. Doll and Dutton.

      The Audit Committee assists the Board of Directors of net.com in fulfilling its responsibility for the safeguarding of the Company's assets and oversight of (i) the quality and integrity of the accounting, auditing and reporting practices of net.com, and the system of controls relating to these areas, (ii) net.com's compliance with legal and regulatory requirements, and
(iii) the independence and performance of net.com's internal and external auditors. The functions of the Compensation Committee include reviewing and approving the Company's compensation goals and objectives and the level of compensation of the executive officers of the Company, administering net.com's stock plans and variable compensation programs, and making recommendations to the Board concerning the compensation of non-employee Directors of the Company.

      During the fiscal year ended March 30, 2001 ("Fiscal Year 2001"), the Board of Directors held six meetings, the Audit Committee held four meetings, and the Compensation Committee held four meetings. Each Director attended 75% or more of the aggregated total number of meetings of the Board of Directors and the aggregated total number of meetings of the Committees on which he served during the fiscal year. There are no family relationships among executive officers and/or Directors of net.com.

      Each non-employee Board member receives $18,000 per year as compensation for his annual Board service. In addition, each non-employee Board member receives $1,000 for attendance at each meeting of the Board and $1,000 for attendance at a meeting of any standing Committee of the Board for which compensation is paid and on which the Director serves. Committee chairmen receive a total fee of $2,000 for attending a meeting of their Committee. The Chairman of the Board receives $1,000 per Board meeting attended and $3,000 per month for services rendered. Non-employee Directors are eligible for reimbursement of expenses for attending Board of Directors meetings or for attending any Committee meetings.

      Non-employee Directors are eligible to participate in the Automatic Option Grant Program ("Automatic Grant Program" or "Program") of the 1993 Stock Option Plan. This Program authorizes the granting of options to non-employee members of the Board. At each Annual Meeting, each non-employee Board member who is first elected or re-elected at that Meeting is automatically granted an option to purchase 12,000 shares of Common Stock. Each non-employee Board member who is first elected or appointed other than on the date of an Annual Meeting is granted an option to purchase shares of Common Stock ("share options") in an amount prorated based on months of service. The Chairman of the Board receives an annual grant of an option to purchase additional 4,000 shares. Each non-employee Board member who serves on the Audit or Compensation Committee is automatically granted options to purchase 4,000 shares annually for each Committee on which he serves. An additional annual grant of options to purchase 4,000 shares is made to the Chairmen of the Audit and/or Compensation Committees. A prorated number of shares is awarded to each non-employee Board member who is first appointed to either the Audit or Compensation Committee or to the chairmanship of either of these Committees other than on the date of an Annual Meeting. The option price per share for each automatic grant is the fair market value per share of Common Stock on the date of grant, and is payable in cash or shares of Common Stock or through a cashless exercise procedure.

      Automatic option grants become exercisable as follows: one-third of the share options are exercisable beginning one year after the grant date and the remainder of the share options are exercisable in monthly installments over 24 months following the grant date, provided the optionee remains a member of the Board. Share options granted to Directors who have served for at least three years as non-employee Board members and who are at least age 65 at the time of retirement from the Board become fully exercisable on the date Board service ends and remain exercisable until the expiration or sooner termination of the applicable option agreement.

      Share options become exercisable immediately upon the occurrence of a Corporate Transaction and Change in Control (as such terms are defined in the 1993 Stock Option Plan). Also, each share option will be automatically cancelled upon the occurrence of a Hostile Take-Over (as defined in the 1993 Stock Option
Plan), whether or not the option is then exercisable; in return, the optionee will be entitled to a cash distribution as provided in the 1993 Stock Option Plan.

      If a non-employee Board member or retired Board member dies, options exercisable at the time of death may subsequently be exercised by the personal representative of the optionee's estate or by the person(s) to whom such options are transferred by either the optionee's will or the laws of inheritance, provided that any exercise must be within 12 months of the optionee's death.

      Pursuant to a policy adopted by the Board in 1992, non-employee Directors first elected to the Board after the 1992 Annual Meeting must retire at age 72. All other non-employee Directors must retire at age 75.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of the New York Stock Exchange. The Committee operates under a written charter prepared by the Audit Committee and adopted by the Board of Directors. The Audit Committee charter is attached to this Proxy Statement as Appendix A. Management of the Company has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the U.S.

      In this context and in connection with the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K, the Audit
Committee:

o reviewed the audited consolidated financial statements with the Company's management;
o discussed with Deloitte & Touche LLP, the Company's independent auditors, certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communication with Audit Committees;
o met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting;
o reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors their independence from the Company, and concluded that the non-audit services performed by Deloitte & Touche LLP are compatible with maintaining their independence; and
o instructed the independent auditors and the internal auditor that the Audit Committee expects to be advised if there are any subjects that require special attention.

      Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended March 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the SEC, and the Board of Directors approved such inclusion. Based on the Audit Committee's recommendation, the Board has also selected, subject to stockholder approval, Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

Relationship with Independent Accountants

      Deloitte & Touche LLP and its predecessors have acted as the Company's independent auditors since the Company's inception. In accordance with standard policy, Deloitte & Touche LLP periodically changes the individuals who are responsible for the Company's audit.

      In addition to performing the audit of the Company's consolidated financial statements for Fiscal Year 2001, Deloitte & Touche LLP provided various other services during such year. The aggregate fees billed for Fiscal Year 2001are as follows:

Audit Fees (Fiscal 2001 audit)............................           $400,771.00
All Other Fees ...........................................            $30,916.00
Tax Services .............................................            $75,322.00

                             Audit Committee Members

                                  Dixon R. Doll
                                 James K. Dutton
                                 Peter Sommerer
                                  Hans A. Wolf

--------------------------------------------------------------------------------

         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

      net.com is asking the stockholders to ratify the selection of Deloitte & Touche LLP as net.com's independent public accountants for the fiscal year ending March 31, 2002. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of net.com and its stockholders.

      Deloitte & Touche LLP has audited net.com's financial statements since inception. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as net.com's independent accounting firm for the fiscal year ending March 31, 2002.

--------------------------------------------------------------------------------

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned by net.com's Chief Executive Officer and each of net.com's four other most highly compensated executive officers during Fiscal Year 2001 (the "Named Executive Officers"), all of whom were employed with net.com on March 30, 2001, for services rendered in all capacities to net.com for each of the last two (2) fiscal years. No information is provided for Fiscal Year 1999 as none of the Named Executive Officers was an executive officer of net.com during that period.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                               Annual Compensation                         Compensation
                                               -------------------                         ------------

                                                                                             Securities
    Name and                     Fiscal                                     Other Annual     Underlying       All Other
Principal Position                Year    Salary ($)(1)      Bonus ($)    Compensation ($)   Options (#)   Compensation(2)
------------------                ----    -------------      ---------    ----------------   -----------   ---------------

Hubert A.J. Whyte                 2001      $400,000        $211,368(3)      $  6,811               0        $156,529(4)
President and Chief               2000       337,906          55,667                0         600,000          57,275
Executive Officer                 1999            --              --               --              --              --

John C. Batty                     2001       235,000          63,345            6,400          50,000           1,500
Senior Vice President,            2000        73,558         116,250                0         150,000               0
Chief Operating Officer,          1999            --              --               --              --              --
Chief Financial Officer, and
Corporate Secretary

Andrew G. Sceats                  2001       185,880          64,405(6)        58,358          55,000          13,737(7)
Senior Vice President,            2000            --              --               --              --              --
Worldwide Sales (5)               1999            --              --               --              --              --

Craig W. Forbes,                  2001       193,385          48,080            6,300          40,000           1,500
Vice President, Marketing         2000       159,821          30,000                0          67,500           1,500
                                  1999            --              --               --              --              --

Hans Kramer,                      2001       211,692         120,072           11,260          40,000           1,500
Vice President,                   2000       179,104          50,000                0          72,750           1,500
Product Development               1999            --              --               --              --              --

----------
(1) The amounts reported include amounts deferred pursuant to net.com's 401-K Plan, except with respect to Mr. Sceats.

(2) The amounts reported include net.com's contributions to the Company's 401-K plan on behalf of each Named Executive Officer, except with regard to Mr. Sceats (see Note 7, below).

(3) The amount reported includes $111,332 of guaranteed variable compensation earned by Mr. Whyte in Fiscal Year 2000 but which was deferred by him until April 2001.

(4) The amount reported includes $155,029 paid to Mr. Whyte for relocation assistance during Fiscal Year 2001.

(5)   Mr. Sceats became an executive officer of net.com in February 2001.

(6) The amount reported includes $55,000 of commission income earned during Fiscal Year 2001.

(7) The amount reported is the contribution made by N.E.T. Europe Limited, a wholly owned subsidiary of net.com, on behalf of Mr. Sceats to the N.E.T. Europe Limited Retirement Benefits Plan. Mr. Sceats was an employee of N.E.T. Europe Limited before he became an executive officer of net.com in February 2001.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options to the Named Executive Officers in Fiscal Year 2001 under the 1993 Option Plan. Pursuant to SEC rules, the table also shows the potentially realizable dollar value of options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                           Individual Grants                          Potential Realizable
                         --------------------------------------------------------       Value at Assumed
                          Number of       Percent of                                  Annual Rates of Stock
                         Securities     Total Options                                 Price Appreciation for
                         Underlying      Granted to     Exercise or                       Option Term ($)
                          Options       Employees in    Base Price     Expiration     ----------------------
     Name                 Granted        Fiscal Year     ($/Share)        Date           5%             10%
     ----                ----------     ------------    -----------    ----------     --------      --------
John C. Batty              50,000          2.3162%        $8.6250       10-17-10      $271,211      $687,301
Craig W. Forbes            20,000          0.9265          8.8125       05-30-10       110,843       280,897
                           20,000          0.9265          8.6250       10-17-10       108,484       274,921
Hans Kramer                20,000          0.9265          8.8125       05-30-10       110,843       280,897
                           20,000          0.9265          8.6250       10-17-10       108,484       274,921
Andy Sceats                55,000          2.5478          8.5000       11-15-10       294,008       745,075
Hubert A.J. Whyte               0          0.0000          0.0000                            0             0

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPT ION VALUES

      The following table sets forth information concerning the exercise of options during Fiscal Year 2001 and unexercised options held as of the end of such year by the Named Executive Officers.

                                         Number of Securities                 Value Of Unexercised
                                        Underlying Unexercised                    In-The-Money
                                        Options at FY-End (#)                 Options at FY-End ($)
                                   --------------------------------      -------------------------------

     Name                          Exercisable        Unexercisable      Exercisable       Unexercisable
     ----                          -----------        -------------      -----------       -------------
John C. Batty                        43,750              156,250              $0                  $0
Craig W. Forbes                      30,867               90,407               0                   0
Hans Kramer                          51,320               91,030               0                   0
Andy Sceats                          14,375               85,625               0                   0
Hubert A.J. Whyte                   252,083              347,917               0                   0

                      REPORT OF THE COMPENSATION COMMITTEE

Introduction

      net.com's compensation programs are administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee approves all compensation, including stock options, for all executive officers, including the Chief Executive Officer (the "CEO"). It administers all net.com stock option plans and approves all variable, incentive or other such compensation programs. The Committee is composed entirely of outside directors who have never served as executive officers of net.com.

Compensation Philosophy And Objectives

      The Committee operates under a compensation philosophy designed to attract and retain qualified executive officers and other key employees critical to net.com's success. Part of the Committee's philosophy is to reward performance. The Committee also considers the competitive environment for executive and other employees. Incentive and other compensation programs for all employees are performance-based with a focus on both individual and company performance. For executive offers, compensation amounts are weighted heavily on company rather than individual performance and require net.com to achieve designated financial targets.

      With the philosophy as a guide, net.com's executive compensation programs are designed to meet the following objectives:

1. Compensation should aid in attracting and retaining executive officers with competitive total compensation packages that take into account compensation practices of competitive companies.

2. Compensation should align the financial interests of executive officers with those of stockholders by providing equity-based, long-term incentives.

3. Compensation should reflect corporate wide performance. Executive officers should have a substantial portion of their variable compensation be dependent upon company financial performance and meeting other key objectives for the success of net.com.

4. Compensation should reflect individual performance. Those executive officers that meet identified goals and objectives and perform at a higher level will be rewarded accordingly. Executives who fail to meet identified goals and objectives will have that fact reflected in their compensation.

Compensation Factors

      There are three components to net.com's executive officer compensation: 1) base salary; 2) incentive compensation; and 3) long-term equity-based incentives.

      In setting the compensation levels of the executive officers, including the CEO, the Committee works with net.com's Human Resources Department. Human Resources retains outside consultants to provide them with compensation surveys and other competitive data. Competitive data focuses on net.com's direct competitors as well as networking companies generally in the Silicon Valley where net.com is headquartered. In setting the compensation for other executive officers, the CEO makes recommendations to the Committee supported by competitive and other information provided by the Human Resources Department. The Committee makes all final decisions regarding executive compensation and acts in its sole discretion.

      2. Base Salary. Base salaries are evaluated annually for all executive officers, including the CEO. The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. The Company's performance does not play a significant role in the determination of base salary. During the Company's 2001 fiscal year, the Committee determined that several of the executive officers' base salaries would increase to reflect the competitive environment for similar executives. The base salary for executive officers is targeted at the sixtieth (60th) percentile based upon competitive compensation practices. The Committee believes that net.com's most direct competitors for executive talent are not necessarily the companies that net.com uses in a comparison for stockholder returns. As a result, the compensation comparison group is not the same as the industry group index in the Stock Performance Graph on page 14 of this Proxy Statement.

      2. Incentive Compensation. net.com's executive officers along with all employees are eligible to participate in the Company's incentive compensation program. Awards to executive officers are based upon a percentage of base salary and are determined by measuring the performance of the Company relative to certain goals for profitability and individual performance of certain key strategic objectives for the Company. Individual performance is measured against objectives established early in the fiscal year. These objectives are reviewed periodically throughout the fiscal year and may be modified or new objectives added if the CEO or the Committee determines that changes are in the best interest for achieving overall company objectives. While the financial performance targets for the Company for Fiscal Year 2001 were not achieved, the Committee determined that substantial progress had been made in achieving company wide strategic objectives and rewarded certain executive officers for that progress.

      In addition, Mr. Sceats receives commissions based on total sales derived under his supervision. These commissions typically represent a material part of his overall cash compensation package, and the Committee believes it is appropriate and comparable to those received by similarly situated sales officers of high technology companies of comparable size and market capitalization.

      3. Long-term equity based compensation. net.com's 1993 Stock Option Plan provides executive officers with incentives to maximize stockholder value and manage net.com from the viewpoint of our stockholders by providing an equity stake in the company. Awards under this plan can take the form of stock options, restricted stock or stock appreciation rights. No restricted stock or stock appreciation awards were made in Fiscal Year 2001.

      In determining the number of shares subject to the stock option grants to executive officers, as well as the vesting schedules of such options, the Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, their expected future contributions, the number of shares owned by the officer which are not subject to vesting and the number of shares or options held by the officer which continue to be subject to vesting and the vesting schedules and exercise prices of such shares or options. In addition, the Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience and value to the Company. The Committee has established general guidelines for making option grants to executive officers based upon the above factors, however, the Committee does not strictly adhere to these guidelines and may vary the size of the option grant made to an executive officer as circumstances warrant.

      During Fiscal Year 2001, the Committee granted options to Messrs. Batty, Sceats, Forbes and Kramer. All options were granted with an exercise price equal to the market value on the grant date. The option grants will be of no value until: 1) the option vests; and 2) the market price for net.com Common Stock exceeds the market price on the grant date. Options are generally granted for a term of ten years and vest in periodic installments over a 4-year period contingent upon the executive officer's continued employment with net.com. The vesting period facilitates retention and the grant price aligns that portion of the executive's compensation with the return realized by stockholders. All of net.com's executive officers hold stock options.

CEO Compensation

      Hubert A.J. Whyte became President, Chief Executive Officer and a Director of net.com on June 1, 1999. In addition to his base salary, Mr. Whyte had been guaranteed variable compensation for fiscal year 2000 of $167,000. Because net.com failed to meet its performance objectives for fiscal year 2000, Mr. Whyte recommended and the Committee agreed that Mr. Whyte would only be paid $55,000 of the total guaranteed variable compensation with the remaining $112,000 to be paid at the end of fiscal 2001 if net.com met its financial objectives. While the Company's financial objectives for Fiscal Year 2001 were not met, the Committee determined that substantial progress had been made in achieving company wide strategic objectives and paid Mr. Whyte a total bonus of $211,368, which included $111,332 of the previously deferred guaranteed variable compensation. Mr. Whyte was granted 600,000 share options upon joining net.com. 250,000 of those shares were subject to stockholder approval which was given at the August 10, 1999 Annual Stockholders meeting. He received no additional stock option grants during either Fiscal Year 2000 or Fiscal Year 2001. Vesting for the share options is over a 4-year period with 25% of the options granted vesting one year after grant date and the remaining 75% vesting prorata monthly.

      Mr. Whyte received relocation assistance for his move to the Bay Area. As part of that assistance, net.com purchased Mr. Whyte former residence. Due to market fluctuations, net.com was unable to sell that house for the purchase price. The difference between what was paid by net.com to Mr. Whyte for the purchase of the house and what the house was later sold for became income.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code (the "Code") limits net.com to a deduction for federal income tax purposes of no more than $1 million of compensation paid to executive officers named in the Summary Compensation Table in a taxable year. Compensation above $1 million may be deducted if it is "performance based" within the meaning of the Code.

      The Committee believes that stock options granted to net.com's executive officers with an exercise price equal to or greater than the fair market value of net.com's Common Stock on the date of grant will qualify as performance-based compensation to the deduction limit. The Committee does not expect that cash compensation to any Named Executive Officer, together with other compensation paid to such executive officer in Fiscal Year 2001 that is not exempt from the limitations of Section 162(m), will exceed $1 million.

      We conclude our report with the acknowledgment that no member of the Committee is a former or current executive officer or employee of net.com or any of its subsidiaries.

                                                  Compensation Committee Members


                                                  Dixon R. Doll, Chairman
                                                  James K. Dutton

Stock Performance Graph

      The graph depicted below shows net.com's stock price as an index assuming $100 invested over the five year period beginning on March 31, 1996, along with the composite prices of companies listed in the S&P 500 Index and H&Q Technology Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG NETWORK EQUIPMENT TECHNOLOGIES, INC., THE S & P 500 INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

NETWORK EQUIP TECHNOLOGIES

                                                                    Cumulative Total Return
                                         --------------------------------------------------------------------------------
                                                 3/96          3/97         3/98         3/99          3/00         3/01

NETWORK EQUIPMENT TECHNOLOGIES, INC.           100.00         44.44        53.50        29.42         32.92        13.99
S & P 500                                      100.00        119.82       177.34       210.07        247.77       194.06
JP MORGAN H & Q TECHNOLOGY                     100.00        116.23       173.10       242.17        560.21       224.50

      The graph assumes that $100 is invested on March 31, 1996 in net.com stock, the S&P 500 Index, and the H&Q Technology Industry Index and that all dividends are reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns

Employment Contracts

      Each of net.com's executive officers, including Mr. Whyte, has an agreement ("Change of Control Vesting Agreement") with net.com that provides for immediate vesting of all the executive officer's outstanding stock options in the event of the termination of the executive officer's employment within one year after a Corporate Transaction or Change of Control as those terms are defined in net.com's 1993 Stock Option Plan. No other compensation is provided for under the terms of these agreements upon a Corporate Transaction or a Change of Control.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Under the securities laws of the United States, net.com's Directors, executive officers and any persons holding more than 10% of net.com's Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC and net.com is required to disclose in this Proxy Statement any failure to file by these dates. Based upon (i) the copies of
Section 16(a) reports which net.com received from such persons for their Fiscal Year 2001 transactions, and (ii) the written representations received from one or more of such persons, net.com believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, Directors and 10% beneficial owners for Fiscal Year 2001, except that the following individuals failed to file timely reports for such fiscal year: James K. Dutton (late Form 5, due 3/30/01); Peter Sommerer (late Form 5, due 3/30/01); and Hans
A. Wolf (late Form 5, due 3/30/01).

--------------------------------------------------------------------------------

                                    FORM 10-K

--------------------------------------------------------------------------------

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 30, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE RELATIONS, 6530 PASEO PADRE PARKWAY, FREMONT, CA 94555.

--------------------------------------------------------------------------------

                 STOCKHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

--------------------------------------------------------------------------------

      Proposals of stockholders that are intended to be presented at net.com's Annual Meeting of Stockholders to be held in 2002 must be received by net.com no later than March 15, 2002 in order to be included, if appropriate, in the Proxy Statement and Proxy relating to that Meeting.

      In addition, pursuant to net.com's Bylaws, in order for any stockholder to propose any business (including nominations for Director) at an Annual Meeting, such stockholder is required to provide net.com with advance written notice at least 60 days prior to such meeting (no later than June 13, 2002 with respect to the Annual Meeting to be held August 13, 2002). The notice must contain certain information regarding such stockholder (and any nominee for Director), any arrangements between the stockholder and the nominee, and any other information regarding such nominee or each matter of business proposed by the stockholder that would be required to be disclosed in a Proxy Statement filed with the SEC for solicitations of Proxies to approve such proposed business.

      Any such proposals or notices should be directed to the attention of the Corporate Secretary, Network Equipment Technologies, Inc., 6530 Paseo Padre Parkway in Fremont, CA 94555.

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

--------------------------------------------------------------------------------

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy Card to vote the shares represented thereby on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors,


                                           /s/ Hubert A.J. Whyte
                                           -------------------------------------
                                           HUBERT A.J. WHYTE
July 6, 2001                               President and Chief Executive Officer

                                                                    APPENDIX "A"

                             AUDIT COMMITTEE CHARTER

Role

The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors of net.com (the "Board") in fulfilling its responsibility for:

1.    the safeguarding of the Company's assets; and

2.    oversight of:

      (i) the quality and integrity of the accounting, auditing and reporting practices of the Company, and the system of controls relating to these areas;

      (ii)  the Company's compliance with legal and regulatory requirements;

      (iii) the independence and performance or the Company's internal and external auditors; and

      (iv)  such other matters as the Board or the Committee deems appropriate.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend an Audit Committee meeting or to meet with any members of, or consultants to, the Committee. The Audit Committee will make regular reports to the Board.

Membership

The membership of the Committee shall consist of at least three directors each of whom are financially literate as that qualification is interpreted by the Board of Directors in its business judgement or who will become financially literate within a reasonable period of time after his or her appointment to the Committee, and shall include at least one member with accounting or related financial management expertise as that qualification is interpreted by the Board of Directors in its business judgement. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment.

Responsibilities

The Company's management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditor. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. In carrying out its oversight responsibilities, the Committee shall perform the following functions:

I.    Oversight of Independent Auditors.

In the course of its oversight of the independent auditor as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

2.    The Committee shall:

      (i) receive from the independent auditor annually, a formal written statement delineating the relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

      (ii) discuss with the independent auditor the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity; and

      (iii) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

4. The Committee shall review the independent auditor's report relating to reportable conditions in the internal control structure and financial reporting practices.

II. Oversight of Management's Conduct of the Company's Financial Reporting Process.

1. Audited Financial Statements. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Stockholders).

2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

3.    Financial Reporting Practices. The Committee shall review:

      (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

      (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

      (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

III. Assist the Board in its Oversight of the Company's Compliance with Policies and Procedures Governing Legal and Ethical Concerns.

The Committee shall review and monitor, as appropriate:

1. Results of compliance programs, including the Company's Policy on Business Conduct.

2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

4. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                      PROXY
                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                   6530 PASEO PADRE PARKWAY, FREMONT, CA 94555

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and appoints John C. Batty and David N. Wagenseller, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Network Equipment Technologies, Inc. (the "Company") held of record by the undersigned on June 15, 2001, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 14, 2001, at 10:00 a.m. local time at the principal offices of the Company, 6530 Paseo Padre Parkway, Fremont, California, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE PROPOSALS IF NO SPECIFICATION IS MADE.

1. To elect Dixon R. Doll, Peter Sommerer and Hans A. Wolf as Class II Directors to serve for the term specified in the accompanying Proxy Statement and until their successors are elected and qualified.

                                 FOR                     WITHHELD

     Dixon R. Doll
                            ----------------          ---------------
     Peter Sommerer
                            ----------------          ---------------
     Hans A. Wolf
                            ----------------          ---------------

2. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending March 31, 2002.

     ___ FOR                  ___ AGAINST                ___ ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                      Dated:                              , 2001
                                            ------------------------------

                                             PLEASE MARK, SIGN, DATE AND
-----------------------------                RETURN THE PROXY CARD PROMPTLY
Signature                                    USING THE ENCLOSED ENVELOPE


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